Exhibit 99.1

AULT DISRUPTIVE TECHNOLOGIES CORPORATION

RESTATED BALANCE SHEET (unaudited)

	As of December 31, 2022
	As Reported	Adjustment	Restated
Assets
Current asset - cash	$206,527	$-	$206,527
Prepaid expenses	391,443	-	391,443
Cash and securities held in Trust Account	-	118,193,123	118,193,123
Total current assets	597,970	118,193,123	118,791,093
Prepaid expenses, noncurrent	10,873	-	10,873
Deferred tax asset, noncurrent	27,062	-	27,062
Cash and securities held in Trust Account	118,193,123	(118,193,123)	-
Total Assets	$118,829,028	$-	$118,829,028
Liabilities, Commitments and Stockholders’ Deficit
Current liabilities:
Accounts payable	$60,952	$-	$60,952
Accrued franchise taxes	200,000	-	200,000
Tax payable	285,003	-	285,003
Common stock subject to possible redemption, 11,500,000 shares at redemption value(1)	-	117,800,181	117,800,181
Total current liabilities	545,955	117,800,181	118,346,136
Deferred underwriting commissions	3,450,000	-	3,450,000
Total liabilities	3,995,955	117,800,181	121,796,136
Commitments
Common stock subject to possible redemption, 11,500,000 shares at redemption value(1)	117,800,181	(117,800,181)	-
Stockholders’ Deficit:
Common stock, $0.001 par value; 100,000,000 shares authorized; 2,875,000 shares issued and outstanding	2,875	-	2,875
Accumulated deficit	(2,969,983)	-	(2,969,983)
Total stockholders’ deficit	(2,967,108)	-	(2,967,108)
Total Liabilities, Commitments and Stockholders’ Deficit	$118,829,028	$-	$118,829,028